Exhibit 1.2

PRICING AGREEMENT

August 8, 2012

Barclays Capital Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated August 8, 2012 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and the Twenty-Third Supplemental Indenture to be dated August 13, 2012, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association. Unless otherwise defined herein, terms defined in the

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Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
Name: Marlene B. Debel
Title: Senior Vice President and Treasurer

[Signature page to Senior Notes Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BARCLAYS CAPITAL INC.

By:	/s/ Travis Barnes
Name: Travis Barnes
Title: Managing Director

[Signature page to Senior Notes Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandra Harjani
Name: Chandra Harjani
Title: Director

[Signature page to Senior Notes Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ Thomas Curran
Name: Thomas Curran
Title: Managing Director

By:	/s/ Rishi Mathur
Name: Rishi Mathur
Title: Associate Director

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $750,000,000 4.125% Senior Notes due 2042 to be Purchased
Barclays Capital Inc.	$195,000,000
Citigroup Global Markets Inc.	$195,000,000
UBS Securities LLC	$195,000,000
HSBC Securities (USA) Inc.	$37,500,000
The Williams Capital Group L.P.	$12,000,000
ANZ Securities, Inc.	$7,500,000
BNP Paribas Securities Corp.	$7,500,000
BNY Mellon Capital Markets, LLC	$7,500,000
ING Financial Markets LLC	$7,500,000
Lloyds Securities Inc.	$7,500,000
Mitsubishi UFJ Securities (USA), Inc.	$7,500,000
Mizuho Securities USA Inc.	$7,500,000
Nomura Securities International, Inc.	$7,500,000
RBS Securities Inc.	$7,500,000
Scotia Capital (USA) Inc.	$7,500,000
SMBC Nikko Capital Markets Limited	$7,500,000
UCI Capital Markets LLC	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000
CastleOak Securities, L.P.	$4,500,000
Guzman & Company	$4,500,000
Loop Capital Markets LLC	$4,500,000
MFR Securities, Inc.	$4,500,000
Total	$750,000,000

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SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

August 8, 2012

Relating to

Preliminary Prospectus Supplement dated August 8, 2012 to

Prospectus dated November 30, 2010

Registration Statement No. 333-170876

MetLife, Inc.

$750,000,000 4.125% Senior Notes due 2042

Final Term Sheet

August 8, 2012

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.125% Senior Notes due 2042

Aggregate Principal Amount:	$750,000,000

Price to the Public:	99.369% of principal amount plus accrued interest, if any, from August 13, 2012

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$738,705,000

Maturity Date:	August 13, 2042

Pricing Date:	August 8, 2012

Settlement Date:	August 13, 2012

Interest Payment Dates:	Semi-annually on February 13 and August 13 of each year

First Interest Payment Date:	February 13, 2013

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Anticipated Ratings*:	[Reserved]

Coupon:	4.125%

Benchmark Treasury:	UST 3.125% due February 15, 2042

Spread to Benchmark Treasury:	T + 142 bps

Benchmark Treasury Price and Yield:	$107-23+; 2.742%

Yield to Maturity:	4.162%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 25 bps.

CUSIP/ISIN:	59156R BD9 / US59156RBD98

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. UBS Securities LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC

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Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at (888) 603-5847, Citigroup Global Markets Inc. toll free at (877) 858-5407 or UBS Securities LLC toll free at (877) 827-6444, extension 561-3884.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters Purchase Price of 4.125% Senior Notes due 2042: 98.494% of the principal amount thereof

Closing Date: August 13, 2012

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